EXHIBIT 99.5

ATWOOD OCEANICS, INC. AND SUBSIDIARIES FLEET STATUS REPORT
AS OF AUGUST 7, 2008

As used herein, “we”, “us”, and “our” refers to Atwood Oceanics, Inc. and its subsidiaries, except where the context indicates otherwise. Statements contained in this Fleet Status Report, including information regarding our estimated rig availability, contract duration, future dayrates, future daily operating costs, future effective tax rates, customer or contract status are forward-looking statements. These statements reflect management's reasonable judgment with respect to future events. Forward-looking statements involve risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors including: our dependence on the oil and gas industry; the risks involved in upgrade, repair and construction of our rigs; competition; operating risks; risks involved in foreign operations; risks associated with possible disruptions in operations due to terrorism; risks associated with a possible disruption in operations due to the war with Iraq and governmental regulations and environmental matters. A list of additional risk factors can be found in our annual report on Form 10-K for the year ended September 30, 2007, filed with the Securities and Exchange Commission. All information in this Fleet Status Report is as of the date indicated above. We undertake no duty to update the content of this Fleet Status Report or any forward-looking statement contained herein to conform the statement to actual results or to reflect changes in our expectations.

CHANGES WILL BE HIGHLIGHTED IN YELLOW

RIG NAME	RATED WATER DEPTH	LOCATION	CUSTOMER	ESTIMATED CONTRACT END DATE	ESTIMATED CONTRACT DAYRATE	UNAUDITED AVERAGE PER DAY OPERATING COSTS (NOT INCLUDING TAX) FOR THE THREE MONTHS ENDED JUNE 30, 2008/MONTH ENDED JUNE 30, 200 8 ONLY	ADDITIONAL COMMENTS
SEMISUBMERSIBLES:
ATWOOD EAGLE	5000’	Australia	WOODSIDE ENERGY LTD (“WOODSIDE”)	FIRM WORK – (2 years) June 2010	Approximately $405,000	$137,000/$165,000	A portion of the dayrate is subject to some change due to currency exchange rate variance.
		Australia	BHP BILLITON PETROLEUM	FIRM WORK – (One well deferred from previous drilling program which cannot be drilled before January 1, 2009 but must be drilled by the end of calendar year 2009.)	Approximately $170,000 for 35 days and $465,000 thereafter until completion.	N/A
		Australia	CHEVRON AUSTRALIA PTY. LTD. (“CHEVRON”)	FIRM WORK – (Until new semisubmersible arrives in Australia) February/March 2011	$430,000/$450,000	N/A	Subject to change due to cost escalation provision of contract.
		Australia	CHEVRON	OPTION WORK – Has option to continue to use rig for a mutually agreed term after the new semisubmersible arrives in Australia.	$405,000/$425,000	N/A	Subject to change due to cost escalation provision of contract.
ATWOOD HUNTER	5,000’	Mauritania	PETRONAS CARIGALI SDN. BHD. From Farmout of WOODSIDE CONTRACT	FIRM WORK - September 2008	$240,000	$81,000/$86,000
		Mobilizing to Eastern Mediterranean Sea	NOBLE ENERGY, INC. (“NOBLE”)	FIRM WORK - October/November 2008 (Estimated to take 35 days)	$460,000	N/A
		Eastern Mediterranean Sea	NOBLE	FIRM WORK - January/April 2009 (Estimated to take 80 to 160 days)	$511,000	N/A	Subject to change due to cost escalation provision of contract.
		Mobilizing to Ghana	KOSMOS ENERGY GHANA HC (“KOSMOS”)	FIRM WORK - March/June 2009 (Estimated to take 55 days)	$460,000	N/A	Subject to change due to cost escalation provision of contract.
		Ghana	KOSMOS	FIRM WORK - December 2009/March 2010 (Estimated to take 270 days)	$538,000	N/A	Subject to change due to cost escalation provision of contract.
		Other West Africa Designated Areas	NOBLE/KOSMOS	FIRM WORK - October/November 2012	$538,000 to $545,000 while operating and $460,000 during all mobilization periods	N/A	Subject to change due to cost escalation provision of contract.
		TBD	N/A	N/A	N/A	N/A	The rig could incur ten (10) zero rate days in the fourth quarter of fiscal year 2009 for regulatory inspections.
ATWOOD FALCON	5,000’	Malaysia	OPERATOR IN THE SOUTH CHINA SEA	FIRM WORK – August 2008	$425,000 (one well commitment with an approximate duration of 30 days)	$73,000/$61,000	The rig could incur 2 to 4 zero rate days during the second quarter of fiscal year 2009 due to required regulatory inspections.
		Malaysia	SARAWAK SHELL BERHAD (“SHELL”)	FIRM WORK – August 2009	$160,000/ plus approximately $24,000 of amortized per day revenue
		Malaysia	SHELL	OPTION – (1 year)	TBD	N/A
ATWOOD SOUTHERN CROSS	2,000’	Italy	ENI Spa AGIP EXPLORATION & PRODUCTION DIVISION (“ENI”)	FIRM WORK – August 2008	$406,000	$89, 000/$84,000
CANTILEVER JACK-UPS:
ATWOOD BEACON	400’	India	GUJARAT STATE PETROLEUM CORPORATION LTD (“GSPC”)	FIRM WORK – Completion of well in progress at the end of January 2009	$133,500	$54,000/$52,000
		India	GSPC	OPTIONS – (1 year)	TBD	N/A

VICKSBURG	300’	Thailand	CHEVRON OVERSEAS PETROLEUM	FIRM WORK – June 2009	$154,000	$58,000/$77,000
SEMISUBMERSIBLE TENDER ASSIST UNIT:
SEAHAWK	1,800’	Equatorial Guinea	AMERADA HESS EQUATORIAL GUINEA, INC. (“HESS”)	FIRM WORK – August 2009	$77,000 (plus approximately $17,000 of amortized per day revenue.) (The rig incurred four (4) zero rate days in June.)	$85,000/$85,000	Contract provides for dayrate increases based upon certain cost escalations as well as an approximately $15,000 per day reduction during periods when the rig is being relocated to a new drilling site.
		Equatorial Guinea	HESS	OPTIONS – (2 six-month options) September 2010 (if all the three (2) six-month options are exercised)	$76,000	N/A	Dayrate subject to increase due to contract cost escalations.
		Equatorial Guinea	N/A	N/A	N/A	N/A	The rig could incur three (3) to five (5) zero rate days in the fourth quarter of fiscal year 2008 for maintenance.
SUBMERSIBLE:
RICHMOND	70’	US Gulf of Mexico	CONTANGO OPERATIONS INC. (“CONTANGO”)	FIRM WORK – Mid-August 2008	$65,000	$41,000/$51,000
		US Gulf of Mexico	CONTANGO	FIRM WORK – One well November 2008	$75,000	N/A
		US Gulf of Mexico	CONTANGO	FIRM WORK – One well February 2008	$78,000	N/A
		US Gulf of Mexico	CONTANGO	OPTION – March 2009	TBD	N/A

NOTE – EXPECTED TAX RATE

1)      Virtually all of the Company’s tax provision relates to taxes in foreign jurisdictions. Working in foreign jurisdictions with nontaxable or deemed profit tax systems contribute to the effective tax rate being significantly less than the United States statutory rate. We currently expect our effective tax rate for fiscal year 2008 to be 10% to 11%.

2)	Other Drilling Costs in Addition to the Above Rig Costs –

AVERAGE PER DAY FOR THE THREE MONTHS ENDED JUNE 2008           $10,000